ASSIGNMENT AND ASSUMPTION AGREEMENT

THAT GS CARBON CORPORATION, a Delaware corporation (the "Seller"), effective as of July 1, 2007, pursuant to that certain Share Purchase Agreement effective July 1, 2007 by and between GS CLEANTECH CORPORATION (the "Buyer"), and all agreements executed or delivered in connection therewith (collectively, the "Purchase Documents"), and for and in considerations for the assumption by Buyer of all rights and obligations of Seller pursuant to that certain Securities Purchase Agreement dated February 28, 2007 by and between Seller and CORNELL CAPITAL PARTNERS, L.P. ("Cornell"), and Convertible Debenture issued by the Seller on even date therewith in the amount of One Million One Hundred Twenty five thousand ($1,125,000), and all agreements executed or delivered in connection therewith (collectively, the "Cornell Liabilities"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has:

GRANTED, SOLD, ASSIGNED, TRANSFERRED CONVEYED and DELIVERED and does by these presents GRANT, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto the Buyer, all right, title and interest of seller in and to 100% of the capital stock of GS Carbon Trading, Inc. which company owns certain capital stock of Sterling Planet, Inc., TerraPass, Inc., Air Cycle Corporation, General Ultrasonics Corporation and General Carbonics Corporation (the "Purchase Assets"), to Buyer in return for the assumption by Buyer of the Cornell Liabilities.

TO HAVE AND TO HOLD, the Purchase Assets and all such other property as is hereinabove described unto Buyer and Buyer's successors, legal representatives and assigns, forever.

In connection with the Closing under the Purchase Documents, Seller shall execute and deliver to buyer or any designee of Buyer any and all such further documents as Buyer may reasonable require to effectuate the transfer, assignment and conveyance contemplated hereby, including with limitation, any and all documents required by any governmental entity or any third party.

Cornell hereby consents to the assumption by Buyer of the Cornell Liabilities and hereby releases Seller of all obligations arising out of or relating to the Cornell Liabilities. In addition, the Seller hereby agrees to a one-time cashless exercise of warrants to purchase 20,000,000 shares of common stock of the Seller held by Cornell and the Seller agrees to promptly issue 20,000,000 shares to Cornell to evidence the cashless exercise referenced herein. Except for the cashless exercise referenced in the preceding sentence, Cornell and Highgate House Funds, Ltd. ("Highgate") hereby consent to the cancellation of all warrants issued by Seller to Cornell or Highgate that may be outstanding.

All of the covenants, terms and conditions set forth herein shall be binding upon, and inure to the benefit of the parties hereto, and their respective successors, personal and legal representatives, heirs, devisces and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption agreement as of the date first above written.

GS CARBON CORPORATION                   CORNELL CAPITAL PARTNERS, L.P.
                                        By:      Yorkville Advisors, LLC
                                        Its:     Investment Manager

By: /s/  Kevin Kreisler                 By:  /s/  Troy J. Rillo
------------------------                ---------------------------
         Kevin Kreisler                           Troy J. Rillo
         Chairman                                 Senior Managing Director


GS CLEANTECH CORPORATION                HIGHGATE HOUSE FUNDS, LTD.
                                        By:      Yorkville Advisors, LLC
                                        Its:     Investment Manager

By: /s/  Kevin Kreisler                 By: /s/  Troy J. Rillo
------------------------               ------------------------------
         Kevin Kreisler                          Troy J. Rillo
         Chairman                                Senior Managing Director